UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010

XILINX, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-18548	77-0188631
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Logic Drive San Jose, California	95124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 559-7778

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 3, 2010, Xilinx, Inc. (“Xilinx”) priced $520 million aggregate principal amount of its 2.625% Convertible Senior Notes due 2017 (the “Notes”). The Notes will be sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Xilinx has granted to the initial purchasers of the Notes the right to purchase up to an additional $80 million principal amount of Notes solely to cover overallotments.

Prior to the closing of the offering of the Notes, we expect to enter into an indenture governing the Notes (the “Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee.

The Notes will bear interest at a rate of 2.625% per year payable semiannually in arrears in cash on June 15 and December 15 of each year, beginning on December 15, 2010. The Notes will mature on June 15, 2017, unless earlier redeemed, repurchased or converted. The Notes are convertible, in certain circumstances, into shares of Xilinx’s common stock, par value $0.01 per share (the “Xilinx common stock”). Holders of the Notes who convert their Notes in connection with a fundamental change, as defined in the Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate. Additionally, in the event of a fundamental change, the holders of the Notes may require Xilinx to purchase all or a portion of their Notes for cash at a purchase price equal to 100% of the principal amount of Notes, plus accrued and unpaid interest, if any, up to, but not including, the fundamental change repurchase date. For additional information about the conversion rights of the Notes, see Item 3.02 of this Current Report on Form 8-K.

The Notes and the underlying Xilinx common stock issuable upon conversion of the Notes have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Xilinx has also entered into warrant transactions with affiliates of the initial purchasers of the Notes whereby it will sell warrants to purchase, subject to customary anti-dilution adjustments, up to the number of shares of Xilinx common stock underlying the Notes. The warrant transactions could have a dilutive effect to the extent that the market price of Xilinx common stock exceeds the applicable strike price of the warrants. If the initial purchasers exercise their overallotment option to purchase additional Notes, Xilinx may sell additional warrants.

Xilinx has entered into convertible note hedge transactions in its common stock with affiliates of the initial purchasers of the Notes, in order to limit potential dilution from conversion of the Notes.

In connection with the establishment of their initial hedge of the convertible note hedge and warrant transactions and any subsequent modification of such hedge positions, the hedge counterparties have advised Xilinx that they or their respective affiliates have entered into and expect to enter into various derivative transactions with respect to Xilinx common stock and expect to purchase or sell Xilinx common stock. These activities occurred concurrently with, and will continue shortly after, the pricing of the Notes and may also occur prior to the maturity of the Notes, including during any observation period related to a conversion of Notes. These hedging activities, as well as the activities associated with the share repurchases described below, could initially raise or maintain the market price of Xilinx common stock or the Notes and could subsequently otherwise affect the market price of Xilinx common stock or the Notes.

Item 3.02. Unregistered Sales of Equity Securities.

On June 3, 2010, Xilinx entered into a definitive agreement to offer and sell the Notes. The Notes will be sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Notes will be convertible upon certain conditions. Upon conversion, Xilinx will pay cash up to the principal amount of the Notes to be converted and deliver shares of Xilinx common stock in respect of the remainder, if any, of the conversion obligation in excess of the principal amount of the Notes being converted. The initial conversion rate is 33.0164 shares of common stock per $1,000 principal amount of Notes, which is equal to a conversion price of approximately $30.29 per share of common stock, subject to adjustment.

Holders of the Notes may convert their Notes on or after March 15, 2017 until the close of business on the business day immediately preceding the maturity date. Prior to March 15, 2017, holders may convert their Notes under any of the following conditions:

•	during any fiscal quarter commencing after October 2, 2010 (and only during such fiscal quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day; or

•	during the five business day period after any 10 consecutive trading day period in which the trading price per $1,000 principal amount of Notes for each day of such period was less than 98% of the product of the last reported sale price of Xilinx common stock and the applicable conversion rate on each such day; or

•	upon the occurrence of specified corporate transactions.

Also on June 3, 2010, Xilinx agreed to sell warrants to acquire, subject to customary anti-dilution adjustments, common stock of Xilinx in separate warrant transactions in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The warrants have an exercise price of $42.91 per share. Xilinx expects to receive aggregate proceeds of approximately $39 million from these transactions. If the market price of the Xilinx common stock at the time of exercise of the applicable warrants exceeds the strike price of those warrants, Xilinx will owe the affiliates of certain of the initial purchasers net shares of Xilinx common stock in an amount based on the excess of the then current market price of the Xilinx common stock over the strike price of the applicable warrants. If the market value of Xilinx’s common stock at the maturity of the warrant transactions exceeds the strike price of the warrants, the dilution mitigation under the convertible note hedge transactions described above under Item 2.03 of this Current Report on Form 8-K will be capped, which means that there would be dilution from conversion of the Notes to the extent the then market value per share of Xilinx’s common stock, as measured under the convertible note hedge transactions, exceeds the strike price of the warrants at the time of conversion.

Xilinx estimates that the net proceeds from this offering will be approximately $452.9 million, after deducting the initial purchasers’ discounts, the estimated offering expenses and the cost of the convertible note hedge transactions and after taking into account the proceeds from the warrant transactions. The net cost of the convertible note hedge transactions and the separate warrant transactions was approximately $57 million. The offering is expected to close on June 9, 2010.

Xilinx is filing the information above under Item 3.02. However, as a result of the obligations under the Notes upon conversion being payable in cash as described above, the number of shares of common stock issuable upon conversion of the Notes may constitute less than 1% of the number of shares outstanding of the common stock of Xilinx.

Item 8.01. Other Events.

Xilinx intends to use up to $433.3 million of the net proceeds from the offering to repurchase shares of common stock under an accelerated share repurchase program pursuant to an agreement with one of the initial purchasers or its affiliate. The repurchases of the shares of common stock by the Company are conditioned upon the closing of the offering of the Notes. The counterparty to the accelerated share repurchase program or its affiliate expects to enter into various derivative transactions with respect to Xilinx common stock and may buy or sell Xilinx common stock in the secondary market to hedge its position concurrently with, and after, the pricing of the Notes, and expects to purchase or sell Xilinx common stock in secondary market transactions during the term of the program. Xilinx expects to use a portion of the net proceeds from the offering to pay for the cost of the convertible note hedge transactions described above, taking into account the proceeds of the warrant transactions, and to use the balance of the proceeds for general corporate purposes.

Xilinx has also entered into at market fixed to floating rate swaps with respect to the Notes with one or more banks or their respective affiliates.

On June 4, 2010, Xilinx issued a press release with respect to the foregoing transactions. As required by Rule 135c(d) under the Securities Act, this is filed as exhibit 99.1 to this Current Report on Form 8-K

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press release dated June 4, 2010 regarding the pricing of Convertible Senior Notes of Xilinx, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2010

XILINX, INC.

By:  /s/ Jon A. Olson
Jon A. Olson
Senior Vice President, Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated June 4, 2010 regarding the pricing of Convertible Senior Notes of Xilinx, Inc.